Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended of Unity Bancorp, Inc. of our report dated March 6, 2014, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of Unity Bancorp, Inc. for the year ended December 31, 2013.

/s/ McGladrey LLP
Blue Bell, Pennsylvania
June 30, 2014